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                                                                      Exhibit 21

                           Subsidiaries of Senetek PLC

                                                          State or Jurisdiction
                                                          in which Incorporated
Name of Subsidiary                                        or Organized
------------------                                        ---------------------
Senetek Drug Delivery Technologies, Inc.                  Delaware

Carmo Cosmeceutical Sciences Inc.                         Delaware

Senetek Asia (HK) Limited                                 Hong Kong